UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable\

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the August 17, 2006 annual meeting, the stockholders of Iconix Brand Group, Inc. (the “Company”), approved the adoption of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”).

The 2006 Plan provides that it will be administered by a committee of independent members of the Company’s Board of Directors (“Board”) appointed by the Board (the “Committee”). The Committee will have the authority to administer the 2006 Plan, determine participants who will be granted awards under the 2006 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards

Under the 2006 Plan the Committee can grant or award stock options, stock appreciation rights (“SARs”), restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons. The maximum number of shares of the Company’s Common Stock that may be issued under the 2006 Plan is 2,000,000 shares, subject to adjustment as set forth in the 2006 Plan. Of such maximum number of shares not more than 500,000 may be awarded as incentive stock options (“ISOs”), subject to adjustment as set forth in the 2006 Plan. The shares of Common Stock that may be issued under the 2006 Plan will be either authorized and unissued shares or previously issued shares that have been reacquired and are held as treasury stock. The Committee may grant awards under the 2006 Plan to employees, directors, consultants and advisors of the Company and its Affiliates (“Participants”). However, only employees of the Company and its subsidiaries will be eligible to receive ISOs under the 2006 Plan.

To date no awards have been granted under the 2006 Plan.

With respect to options or SARs the exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each award requiring exercise must be at least be 100% (in the case of an ISO granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Internal Revenue Code, 110%) of the fair market value of the Common Stock subject to the award, determined as of the date of grant. Restricted stock awards are shares of Common Stock that are awarded to a Participant subject to the satisfaction of the terms and conditions established by the Committee. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Committee determines.

The description of the 2006 Plan described in this report does not purport to be complete and is qualified in its entirety by the language in the 2006 Plan, which is incorporated herein by reference to Annex B of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By: /s/ Neil Cole
Neil Cole
Chief Executive Officer
Date: August 17, 2006